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                                                                    Exhibit 99.2


                            ASSET PURCHASE AGREEMENT


         This asset purchase agreement is made as of February 8, 2000 by and among MMW ACQUISITION, LLC, a Massachusetts limited liability company, (the "Buyer"), and TELAXIS COMMUNICATIONS CORPORATION, a Massachusetts corporation, (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".


                                    Recitals:
                                    ---------

         The Seller desires to sell the business of development, manufacture, testing, and worldwide sales of millimeter wave products, including components, assemblies, instrumentation, test equipment and end use applications that cover the range of frequencies from 18 GHz to beyond 300 GHz for commercial, industrial and military applications, and other activities, all as from time to time engaged in by the Seller's Millitech division, but excluding the business of its so-called "Special Programs Group" (the "Business").

         The Buyer wishes to acquire certain assets of the Seller utilized in the operation of the Business, and the Seller is willing to sell such assets to the Buyer, on the terms and conditions set forth in this agreement.

         The Buyer shall initially be owned 90% by William T. Hanley and Colin
J. Clapton, and 10% by the Seller or its nominee.

                                   Agreement:
                                   ----------

         In consideration of this agreement and the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.       Definitions.
         -----------

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller used exclusively in the Business including (a) tangible personal property, including Equipment and Inventory, (b) Intellectual Property, (c) leases, subleases, and rights thereunder,
         (d) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (e) current assets (as that term is used under GAAP), (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans,
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         drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; and all right title, and interest of the Seller in the assets of the Seller listed on Schedule 1 hereto; provided, however, that Acquired Assets shall exclude cash, any tax refunds due the Seller, corporate minute books, stock transfer records, and any assets listed on Schedule 2 hereto. Acquired Assets shall include the assets listed on Schedules 2(b)(x) and 2(b)(xi) hereto, even though title to such assets will be transferred to the Buyer as provided in Sections 2(b)(x) and (xi) below.

         "Adjustment Net Current Assets" has the meaning set forth in Section 2(b)(vi).

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement or contribution, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "Assumed Debt" means the Debt described on Schedule 2(a)(2).

         "Assumed Liabilities" means Assumed Debt and the executory obligations described on Schedule 2(a)(1).

         "Business" has the meaning set forth in the preface above.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Affiliate" shall mean any Person (a) of which the Buyer is a direct or indirect subsidiary of any tier, or that directly or indirectly controls the Buyer, (b) that is a direct or indirect subsidiary of any tier of the Buyer or that Buyer directly or indirectly controls, or (c) that is under direct or indirect common control with the Buyer.

         "Buyer Indemnitees" means the Buyer and the Buyer Affiliates and their respective directors, officers, stockholders, affiliates, employees, agents, successors and assigns.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the Business that is not already generally available to the public.

         "Covenant Not to Compete" shall mean the covenants not to compete described in Section 5(b) below.

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         "Debt" means (a) indebtedness or liability for borrowed money; (b)
         obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under capital leases; (e) current liabilities in respect of unfunded vested benefits under plans covered by ERISA; (f) obligations under letters of credit and acceptance facilities; (g) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; (h) obligations secured by any liens, whether or not the obligations have been assumed;
         (i) the remaining contract values for service or rental fees pre-paid by any customers of the Seller, and (j) any other Liabilities, whether or not incurred in the Ordinary Course of Business, including any prepayment penalties and charges resulting from prepayment of any Debt and any accrued interest on any Debt.

         "Disclosure Schedule" means the disclosure schedule delivered by the Seller to the Buyer on the date hereof pursuant to Section 4 below.

         "Employee Benefit Plan" has the meaning set forth in Section 4(u) below.

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, and OSHA, each as amended from time to time, together with all other laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, as amended from time to time, of federal, state, local, and foreign governments and all agencies thereof concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes to the environment, including to ambient air, surface water, ground water, or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes.

         "Environmental Site Loss" shall mean the entire amount of any Adverse Consequences any of the Buyer Indemnities may suffer directly or indirectly, however arising, as a result of actions or omissions taken or omitted prior to the Closing, and that in any way relate to any site
         (i) to or at which the Seller, a Seller Affiliate, or any predecessor to the Seller or a Seller Affiliate generated, handled, manufactured, treated, stored, used, transported, caused the transportation of, transferred, or disposed of, or allowed or arranged by agreement or otherwise for any third party to generate, handle, manufacture, treat, store, use, transport, cause the transport of, transfer, or dispose of, any Hazardous Substance, and which pursuant to any Environmental, Health, and Safety Laws has been placed or which in the future may be placed on the National Priorities List or its state

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         equivalent, or (ii) with respect to which the Seller, a Seller
         Affiliate, or any predecessor to the Seller or a Seller Affiliate or, as the result of the acquisition described in this agreement, any Buyer Indemnitee may be named a potentially responsible party or otherwise is or is alleged to be or held to be liable or responsible for corrective action to such site under any Environmental, Health, and Safety Laws on account of any act or omission that occurred prior to the Closing.

         "Equipment" means all tangible personal property that is not (i) Inventory, (ii) supplies consumed in the Ordinary Course of Business,
         (iii) office furniture or furnishings, or (iv) records of the Business on paper.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statement" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Permits" has the meaning set forth in Section 4(j) below.

         "Hazardous Substance" has the meaning set forth in Section 4(w) below.

         "Indemnified Party" has the meaning set forth in Section 7(c) below.

         "Indemnifying Party" has the meaning set forth in Section 7(c) below.

         "Intellectual Property" means all inventions, patents, copyrights, trademarks, service marks, trade dress, logos, trade names and corporate names, trade secrets and confidential business information (including customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), computer software, other proprietary rights, and all copies and tangible embodiments thereof, in whatever form or medium, including the exclusive right to use the name "Millitech Corporation", "Millitech" or any derivative thereof, any other name under which the Seller operates the Business, goodwill associated therewith and with the Business, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, but excluding the right to use the name "Telaxis" or "Telaxis Communications Corporation" or any derivative thereof and the logo illustrated on Appendix 1 hereto, but without regard to colors.

         "Inventory" means all (a) tangible personal property held by the Seller for sale or lease in the ordinary course of operating the Business, or furnished or to be furnished under contracts of service, or (b) raw materials, goods in process or materials used or consumed in the Business.

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         "Knowledge" means actual knowledge after reasonable investigation;
         provided, that with respect to the Seller, Knowledge shall be limited to the Knowledge of any of its officers or managers, including managers of the Seller's Millitech division, and with respect to the Buyer, Knowledge shall be limited to the Knowledge of William Hanley or Colin Clapton.

         "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including any liability for Taxes.

         "Note" has the meaning set forth in Section 2(b)(ii) below.

         November 27, 1999 Balance Sheet has the meaning set forth in Section 4(g) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency.

         "OSHA" means the Occupational Health and Safety Act of 1970, as amended from time to time.

         "Other Agreement" means each and any other agreement, document, instrument, certificate, exhibit, appendix or schedule containing representations, warranties or covenants, executed by the Seller or by any Seller Affiliate, and delivered to the Buyer or any Buyer Affiliate pursuant to the provisions of this agreement.

         "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof), or any other entity recognized under the laws of any state.

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Seller" has the meaning set forth in the preface above.

         "Seller Affiliate" shall mean any Person (a) of which the Seller is or at any time was a direct or indirect subsidiary of any tier, or that directly or indirectly controls or at any time controlled the Seller,
         (b) that is or at any time was a direct or indirect subsidiary of any tier of the Seller or that the Seller directly or indirectly controls or at any time

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         controlled, or (c) that is or at any time was under direct or indirect common control with the Seller.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimate, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Amount" has the meaning set forth in Section 7(b)(iii) below.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 7(c) below.

         "Zoning Hold-back" has the meaning set forth in Section 2(b)(ix).

2.       Purchase and Sale of Assets.
         ---------------------------

         (a) Purchase of Assets and Assumption of Certain Liabilities. On and subject to the terms and conditions of this agreement, (i) the Buyer shall acquire from the Seller, and the Seller shall sell to the Buyer, all of the Seller's right, title and interest in the Acquired Assets, including the assets listed on Schedules 2(b)(x) and 2(b)(xi) hereto, for the consideration specified below in this Section 2; and (ii) the Buyer shall assume only those executory obligations of the Seller that relate exclusively to periods of operation after the Closing and that are specifically identified in Schedule 2(a)(1) hereto and shall assume only such Debt as is identified on Schedule 2(a)(2) hereto. The Buyer shall not assume or have any other liability whatsoever for any other Liability or obligation of the Seller. The Seller shall not represent to any Person that the Buyer will assume or has assumed liability for any Debt, obligation or Liability other than those specifically assumed by the Buyer under this agreement.

         (b) Acquisition Price. The Buyer shall pay to the Seller the sum of $2,790,000, subject to adjustments and reductions described herein, (the "Purchase Price") for the Acquired Assets, including the assets listed on Schedules 2(b)(x) and 2(b)(xi) hereto, and the Covenant Not to Compete, as follows:

                  i) The sum of $1,604,000 further adjusted as follows, shall be paid to the Seller in cash at the Closing.

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                  ii) The sum of $824,000, further adjusted as provided in
                  Section 8(r) below shall be payable pursuant to a note in the form set forth in Appendix 2(b)(ii) (the "Note"), which shall be delivered to the Seller at the Closing.

                  iii) Unless the Parties agree on a different method of payment, all cash payments due the Seller shall be paid by wire as instructed by the Seller or by certified or cashier's check.

                  iv) The Purchase Price payable at the Closing shall be decreased by the amount of any Debt of the Seller (but only to the extent that such Debt would be considered debt for purposes of GAAP) that is paid by the Buyer at or prior to the Closing, except Assumed Debt. The Purchase Price shall further be reduced by, and the Buyer may set off against amounts due under the Note, the amount of any Debt of the Seller paid or assumed by the Buyer after the Closing with the approval of the Seller.

                  v) By the tenth business day following the Closing, the Buyer and the Seller shall complete a physical inventory and inspection of all items of Equipment listed on Section 4(n)(i) of the Disclosure Schedule. The Purchase Price shall be reduced by the fair market value of each item of Equipment so listed that is missing. By the 90th day following the Closing, the Buyer shall in writing notify the Seller of the amount of any proposed reduction pursuant to this Section 2(b)(v). If within 10 days after the Buyer delivers such notice the Seller has not by a writing received by the Buyer contested such proposed reduction, the Seller shall be deemed to have agreed thereto. If the Seller timely delivers a writing contesting such proposed reduction, the Buyer or the Seller may invoke the following dispute resolution provisions by giving the other written notice of its or their intent to do so:

                           (A) The parties shall attempt in good faith to resolve promptly any such dispute by negotiations among executives of the Buyer and Seller who have authority to settle the dispute. Within 10 days after delivery of such notice, such executives shall meet at mutually acceptable times and places, and as often as they reasonably deem necessary, to attempt to resolve the dispute. Such meeting may be held in person, by telephone conference, or in any other mutually acceptable manner. All negotiations pursuant to this paragraph shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. If the dispute has not been resolved within 30 days after the delivery of such notice, or if the parties have not met within 10 days as provided in this paragraph, either party to the dispute may initiate mediation of the dispute as provided in the next paragraph by delivery of written notice to the other party to the dispute.

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                           (B) Upon delivery of such notice initiating
                           mediation, the Buyer and the Seller shall endeavor in good faith to settle the dispute by mediation in accordance with this paragraph. A neutral mediator shall be selected by mutual agreement of the Buyer and the Seller. If they cannot agree on a mediator, they shall seek the assistance of CPR Institute for Dispute Resolution to aid them in the selection process. The entire mediation process shall be confidential and neither the parties to the mediation nor the mediator shall disclose to any person who is not directly involved in the mediation process on behalf of a party any information regarding the process, contents, settlement terms or outcome of the proceeding. The mediation shall be non-binding and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                           (C) If the dispute has not been resolved within 45 days after the delivery of the notice initiating mediation, then the Buyer and the Seller may pursue any dispute resolution methods available to them, including litigation. If either the Buyer or the Seller will not participate in the mediation, the other party may initiate litigation before expiration of the above period. While this Section 2(b)(v) describes the methods for resolution of disputes arising under this Section 2(b)(v), nothing herein shall prevent a party from seeking equitable or other judicial relief to avoid irreparable damage or to preserve the status quo. The Buyer and the Seller shall participate in good faith in the procedures described in this Section 2(b)(v) despite the existence or outcome of any action to seek such equitable or other judicial relief.

                           (D) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures set forth in paragraphs
                           (A) and (B) of this Section 2(b)(v) are pending. The parties shall take such action, if any, required to effectuate such tolling.

                  vi) The Acquisition Price shall be adjusted on account of Adjustment Net Current Assets as follows:

                           (A) At the Closing, the Seller shall deliver to the Buyer an estimate of the Adjustment Net Current Assets of the Business as of the Closing ("Estimated Adjustment Net Current Assets"). If (x) the Estimated Adjustment Net Current Assets of the Business minus
                           (y) the amount of the Adjustment Net Current Assets of the Business as shown on the November 27, 1999 Balance Sheet attached hereto as a part of Appendix 4(g) is a positive amount in excess of $50,000, then the amount payable to the Seller at the Closing shall be increased by such excess (such increase is hereinafter referred to as the "Tentative Increase"). If such difference is a

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                           negative amount in excess of $50,000, then the amount
                           payable to the Seller at the Closing shall be decreased by such excess (such decrease is hereinafter referred to as the "Tentative Decrease").

                           (B) Within 120 days after the Closing, the Buyer shall deliver to the Seller a final schedule and calculation of the Adjustment Net Current Assets as of the Closing and a copy of the Buyer's work papers utilized in making such calculation (the "Final Calculation"). The provisions of Section 8(p) shall apply in resolving any differences concerning the Final Calculation.

                           (C) If (x) the Adjustment Net Current Assets of the Business as so determined minus (y) the amount of the Adjustment Net Current Assets of the Business as shown on the November 27, 1999 Balance Sheet attached hereto as a part of Appendix 4(g) is a positive amount in excess of $50,000, then the Purchase Price shall be increased by such excess. If such difference is a negative amount in excess of $50,000, then the Purchase Price shall be decreased by such excess. If
                           (x) the amount of any such increase in the Purchase Price exceeds the Tentative Increase or (y) the amount of the Tentative Decrease exceeds the amount of any such decrease in the Purchase Price, then, in either case, the Buyer shall within 10 business days after delivery of the Final Calculation pay to the Seller the amount of such excess in immediately available funds. If (x) the amount of the Tentative Increase exceeds the amount of such increase in the Purchase Price, or (y) the amount of any such decrease in the Purchase Price exceeds the Tentative Decrease, then the Seller shall pay the amount of such excess to the Buyer within 10 business days after delivery of the Final Calculation.

                           (D) For purposes hereof, "Adjustment Net Current Assets" shall mean, as of the applicable date, accounts receivable included in the Acquired Assets (net of any reserves for bad debts) plus Inventory included in the Acquired Assets minus accounts payable of the Business assumed by the Buyer, all as accrued in accordance with GAAP and appropriately prorated on a daily basis through the applicable date. All accounts receivable which have been referred to a collection agency prior to the Closing shall be excluded from the computation of Adjustment Net Current Assets as of the Closing and shall be retained by the Seller.

                           (E) Any account receivable included in the Acquired Assets with respect to which payment has not been received by the Buyer within 120 days following the Closing shall be excluded in making the Final Calculation. Any amounts received by the Buyer after the 120th day following the Closing in payment on such accounts receivable shall be paid over promptly to the Seller. If the Seller so requests, accounts receivable

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                           included in the Acquired Assets that are uncollected
                           as of 120th day following the Closing shall be assigned to the Seller.

                  vii) Neither the existence of the Note nor the payment of any portion or all thereof to the Seller shall have any effect on the liability of, or the remedies that the Buyer Indemnitees may seek from, or with respect to, the Seller.

                  viii) If the Buyer's net income as defined pursuant to GAAP (excluding income from dividends, interest or royalties and the Buyer's taxes payable with respect thereto), plus interest and taxes deducted in arriving at net income, for the Buyer's fiscal year ending December 31, 2001 equals or exceeds $1,800,000, then the Buyer shall use its commercially reasonable best efforts to pay off the Note during the Buyer's fiscal year ending December 31, 2002. If the Buyer fails to so pay off the Note, then the Seller shall have an option to purchase an additional 10% equity interest in the Buyer for the sum of $1.00, exercisable by no later than March 31, 2003. If the Seller wishes to exercise such option, it shall so notify the Buyer by a writing received by the Buyer no later than February 28, 2003.

                  ix) The sum of $240,000 ("Zoning Hold-back") shall be held back from the Purchase Price payable at the Closing and deposited with an escrow agent mutually acceptable to the Parties pursuant to an escrow agreement mutually acceptable to the Parties. The Buyer shall be entitled to the Zoning Hold-back, and the Purchase Price shall be reduced by the amount thereof, if either (A) no special permit for zoning purposes has been issued by the Town of Deerfield, Massachusetts permitting the use of the real estate described on Section 4(l)(ii) of the Disclosure Schedule at 6 North Street in South Deerfield, Massachusetts ("6 North Street") for the purposes for which it was used by the Seller just prior to the Closing ("Special Permit") by the first anniversary of the Closing (the "Permit Deadline"), provided that if a Special Permit has been granted, the Permit Deadline shall be extended until all appeals of the issuance of the Special Permit have been resolved with no further appeal having been taken, or (B) prior to the issuance of a Special Permit and if the Buyer has not materially changed its use of the premises at 6 North Street, the Buyer is definitively required by the Town of Deerfield to discontinue its operations at 6 North Street due to a failure to comply with applicable zoning laws. Otherwise, when all conditions pursuant to which the Buyer could be entitled to the Zoning Hold-back pursuant to the preceding sentence have lapsed, the Seller shall be entitled to the Zoning Hold-back. The party receiving the Zoning Hold-back shall be entitled to all interest earned thereon, but the escrow agent shall utilize the Seller's taxpayer identification number on any account it opens to hold the Zoning Hold-back. The Buyer and the Seller shall each pay one-half of the fees of the escrow agent, if any.

                           The Buyer shall use its best efforts to obtain the
                  Special Permit and to defend any appeals of the issuance of the Special Permit. The Buyer shall provide

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                  to the Seller copies of all petitions and applications filed after the Closing with respect to the Special Permit a reasonable time prior to filing them, and shall provide to the Seller copies of all notices and correspondence sent to and received from the Town of Deerfield regarding the Special Permit.

                  (x) Notwithstanding any other provision of this agreement, the Seller shall retain title to $302,000 of finished goods Inventory included in the Acquired Assets that was manufactured by the Seller for Raytheon, and that is identified on Schedule 2(b)(x) hereto. Possession of such Inventory shall be delivered to the Buyer at the Closing. The Buyer shall maintain such Inventory at a location within its premises where such Inventory will not be mixed with Inventory of the Buyer and shall indicate with signage that such Inventory belongs to the Seller. As the Buyer ships any item of such Inventory to fulfill an order from Raytheon, it may withdraw such Inventory from such location, and ship such Inventory to or upon the order of Raytheon. Such shipment shall constitute a purchase by the Buyer of such item of Inventory for the price set forth next to such item on
                  Schedule 2(b)(x), and the Buyer shall pay the purchase price for such item to the Seller on the first to occur of (A) 90 days after shipment of such item to Raytheon or (B) receipt from Raytheon of payment therefor.

                  (xi) Notwithstanding any other provision of this agreement, the Seller shall retain title to the Equipment listed on
                  Schedule 2(b)(xi), which is included in the Acquired Assets. Possession of such Equipment shall be delivered to the Buyer at the Closing. The Buyer shall indicate with signage that such Equipment belongs to the Seller. Within 5 business days after the Buyer receives releases of all liens with respect to an item of Equipment listed on Schedule 2(b)(xi) and title thereto, the Buyer shall pay to the Seller in cash the net book value of such item as shown on such schedule.

         (c) The Closing. The closing of the transactions contemplated by this agreement (the "Closing") shall take place on the effective date of execution hereof, as specified at the beginning of this agreement (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) the Seller shall deliver to the Buyer bills of sale, assignments and such other instruments of sale, transfer and assignment as the Buyer and its counsel may request, transferring to the Buyer or its designee all of the Acquired Assets free of any liens, claims and encumbrances and shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 5 below to be delivered by the Seller, and (ii) the Buyer shall deliver to the Seller the consideration as specified in Section 2(b) above and the various certificates, instruments, and documents referred to in Section 5 below to be delivered by the Buyer.

3.       Representations, Warranties and Covenants Concerning the Buyer. The
         --------------------------------------------------------------
         Buyer represents and warrants to the Seller that the statements contained in this Section 3 are correct and complete as of the Closing Date.

         (a) Organization of Buyer. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of Massachusetts, and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         (b) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this agreement, to perform its obligations hereunder and to operate the Business after the Closing. All appropriate actions by the Buyer to authorize the execution and delivery of this agreement and the consummation of the transactions contemplated hereby have been taken, and no other proceedings are necessary to authorize the execution and delivery of this agreement and the consummation of the transactions contemplated hereby. This agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' and secured parties' rights and remedies generally and subject to the exercise of judicial discretion in accordance with general equitable principles.

         (c) Noncontravention. Neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby: (i) violates or will violate any provision of the Buyer's organizational documents; (ii) violates or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject; or (iii) results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify, or cancel, or requires any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except as would individually and in the aggregate not have a material adverse effect on the financial condition, operations, or business or properties of the Buyer taken as a whole.

         (d) Government Approvals. The Buyer is not required, by any agreement, applicable statute, rule or regulation or other law, or otherwise, to give any notice to, make any filing with, or obtain any authorization, consent, approval of or waiver by any Person in order for the Parties to consummate the transactions contemplated by this agreement, except for any filings required pursuant to any securities law.

         (e) Litigation. There is no action, suit, investigation (formal or informal), subpoena or proceeding pending, or to the Buyer's Knowledge threatened against the Buyer, nor has any order, writ, injunction, subpoena or decree been issued by any court or governmental agency to the Buyer which, in either case, prohibits or seeks to enjoin the transactions contemplated by this agreement.

         (f) Brokers' Fees. There is no Liability or obligation on account of any agreement, act or failure to act of the Buyer to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this agreement for which the Seller could become liable or obligated.

         (g) Disclosure. The representations and warranties hereinbefore contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section not misleading.

         (h) Knowledge of Buyer Concerning Seller's Representations and Warranties. Except for any information (i) disclosed in writing by the Buyer to the Seller, (ii) disclosed by the Seller to the Buyer or its agents or advisors orally or in writing, or (iii) derived or derivable by the Buyer from any written documents or instruments originals or copies of which (A) were made available to the Buyer by the Seller in conjunction with the Buyer's due diligence investigation of the Seller, the Business, the Acquired Assets or the Assumed Liabilities or (B) are attached to or otherwise disclosed in this agreement or any Other
         Agreement: the Buyer is not aware of any information that would cause any of the representations or warranties of the Seller in this agreement or any Other Agreement to be inaccurate or incomplete.

4.       Representations and Warranties Concerning the Seller. The Seller
         ----------------------------------------------------
         represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the Closing Date.

         (a) Organization, Qualification. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required with respect to the Business; has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business as presently carried on and to engage and to own and use the properties owned and used by it in conjunction with the Business. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Seller. The Seller will not, as a result of consummating the transactions described in this agreement, be in default under or in violation of any provision of its charter or bylaws.

         (b) Corporate Power and Authority. The Seller has full power and authority, including full corporate power and authority to execute and delivery this agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this agreement by the Seller. This agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' and secured parties' rights and remedies generally and subject to the exercise of judicial discretion in accordance with general equitable principles.

         (c) Noncontravention; Third Party Approvals. Except as set forth in
         Section 4(c) of the Disclosure Schedule, neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller, or (ii) result in a breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement regarding the Business, the Acquired Assets or the Assumed Liabilities to which the Seller is a party or by which the Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). Except as set forth in Section 4(c) of the Disclosure Schedule, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of or waiver by any government or governmental agency or any other Person in order for the Seller to consummate the transactions contemplated by this agreement, including transfer and assignment to the Buyer of all of the Acquired Assets, and including all permits and licenses necessary and material to the operation of the Business.

         (d) Broker's Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this agreement for which the Buyer or any Buyer Affiliate could become liable or obligated.

         (e) Title to Assets and Sufficiency of Assets. The Seller has good and marketable title to, or a valid leasehold interest in all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Section 4(e) of the Disclosure Schedule and except for properties and assets disposed of in the Ordinary Course of Business since November 27, 1999. Except as set forth on Section 4(e) of the Disclosure Schedule, the Acquired Assets constitute all of the assets necessary for the operation of the Business as it was conducted in calendar year 1999.

         (f)  [Reserved.]

         (g) Financial Statements. Attached hereto as Appendix 4(g) are the following financial statements of the Seller (collectively the "Financial Statements"): the internally prepared balance sheet for the Business for the period ended November 27, 1999 ("November 27, 1999 Balance Sheet") and the internally prepared income statement for the Business for the period beginning January 1, 1999 and ending November 27, 1999 (the "Financial Statements"). The Financial Statements present fairly the financial condition of the Business as of such date and the results of operations of the Business for such period, have been prepared on a basis consistent with the Seller's audited financial statements, are correct and complete and consistent with the books and records of the Seller, which books and records are correct and complete.

         (h) Events Subsequent to November 27, 1999. Since November 27, 1999, there has not been any material adverse change in the business, financial condition, operations, or results of operations of the Seller with respect to the Business, except as disclosed in Section 4(h) of the Disclosure Schedule, and since that date the Seller has operated the Business only in the Ordinary Course of Business, except as disclosed in Section 4(h) of the Disclosure Schedule.

         (i) Undisclosed Liabilities. The Seller has no Liability that could affect the Buyer or the Business, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability that could affect the Buyer or the Business, except for (i) Liabilities set forth on the face of the November 27, 1999 Balance Sheet and (ii) Liabilities that could affect the Buyer or the Business which have arisen after November 27, 1999 in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law. Section 4(i) of the Disclosure Schedule sets forth all Liabilities of the Seller that could affect the Buyer or the Business in the following format:

                  (A) Part I of Section 4(i) lists, as of the date hereof, all fixed and uncontested Liabilities of any kind and character and description, whether or not reflected on the November 27, 1999 Balance Sheet and whether accrued, absolute or contingent, and states as to each such Liability, the amount of such Liability and to whom payable.

                  (B) Part II of Section 4(i) sets forth, as of the date hereof, all Liabilities that are not fixed as to amount or that are contested, including all claims, suits and proceedings which are pending, threatened or anticipated against the Seller.

         (j) Legal Compliance. The Seller and its predecessors, if any, have complied with all applicable laws, statutes and ordinances, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges of federal, state, local, and foreign governments, and all agencies thereof in the operation of the Business, and have otherwise complied therewith to the extent that failure to so comply could give rise to any Liability of the Buyer; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them during the three years preceding the Closing Date alleging any failure so to comply. Except as set forth in Section 4(j) of the Disclosure Schedule, the Seller has all governmental licenses, permits, orders, approvals and authorizations of, and required registrations with, each and every Federal, state and local government or regulatory authority necessary for the ownership, operation or conduct of the Business as conducted on the Closing Date (collectively, "Governmental Permits"), and each of the Governmental Permits is described in Section 4(j) of the Disclosure Schedule and is in full force and effect. Without limiting the generality of the foregoing, the Seller has received, and at all times operated pursuant to, all local approvals necessary for the operation of its business. True and complete copies of all Governmental Permits and any modification thereof, as requested by the Buyer, have been delivered to Buyer. No violations exist or have been asserted in respect of any of the Governmental Permits, and no proceeding to cancel, revoke or limit any of the Governmental Permits is pending or threatened, nor has the Seller received any notice of noncompliance thereunder. The Seller has made available to the Buyer, as requested by the Buyer, substantially all records, notifications, reports, permit and license applications, engineering studies, and environmental impact reports or assessments that are material to the operation of the Business or the ownership of the Acquired Assets and that were filed with or submitted to appropriate governmental agencies during the past five years by the Seller or its agents, together with all material notifications from such governmental agencies to the Seller or its agents in response to or relating to any of such records, notifications, reports or applications. Except as set forth in Section 4(j) of the Disclosure Schedule, each of the Government Permits is fully assignable by the Seller to the Buyer, without the need for the consent of any Person.

         (k)  Tax Matters.

                  i) The Seller has filed all federal, state, county, local and foreign Tax Returns required to have been filed wherein any income, gains, deductions or credits relating to the Business, the Acquired Assets or the Assumed Liabilities were reportable or applicable, and such returns are complete, true and correct in all material respects. The Seller has paid all taxes, interest, penalties, assessments or deficiencies owed by the Seller, whether or not shown on any such Tax Return. There are no present, or to the Knowledge of the Seller, material disputes as to Taxes payable by the Seller. The Seller is not currently the beneficiary of any extension of time within which to file any such Tax Return or waived any statute of limitations in respect of any Taxes relating in any way to the Business. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction with respect to the Business or the Acquired Assets. There are no Security Interests on the Acquired Assets that arose in connection with any failure or alleged failure to pay any Tax.

                  ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee of the Seller employed in the Business, any independent contractor hired to work for the Seller on any aspect of the Business, any creditor of the Seller owed money with respect to the Business, or any third party who dealt in any manner with the Business.

                  iii) The Seller has not made and is not and could not be obligated to make any payments to a present or former employee employed in the Business that would not be deductible under
                  Section 280G of the Code concerning golden parachute payments.

         (l)  Real Property.

                  (i) Owned Real Property.  The Seller owns no real property
                      -------------------
                  that is used in conjunction with the Business.

                  (ii) Leased Real Property. Section 4(l)(ii) of the Disclosure Schedule contains a complete description of all real property leased by the Seller for use in conjunction with the Business. With respect to each lease and sublease listed on Section 4(l)(ii) of the Disclosure Schedule:

                           (A) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect, and will continue to be so following the consummation of the transactions contemplated hereby.

                           (B) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder.

                           (C) No party to the lease or sublease has repudiated any provision thereof.

                           (D) There are no disputes, oral agreements, or forbearance programs in effect relating to the lease or sublease, except as disclosed on Section 4(l) of the Disclosure Schedule.

                           (E) With respect to each sublease, the
                           representations and warranties set forth in (A) through (D) above are true and correct with respect to the underlying lease.

                           (F) The Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

                           (G) Except as disclosed on Section 4(l) of the Disclosure Schedule, all facilities leased or subleased thereunder have received all approvals, licenses, and permits from government authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

                           (H) Except as disclosed on Section 4(l) of the Disclosure Schedule, all buildings and facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations.

                           (I) Except as disclosed on Section 4(l) of the Disclosure Schedule, the present use of the parcel subject to such lease or sublease is in compliance with all applicable zoning ordinances and laws.

                           (J) To the Seller's Knowledge, no permits or other approvals are required in connection with any drainage on or from any parcel subject to such lease or sublease.

                           (L) To the Seller's Knowledge, building systems in the building subject to such lease, including plumbing, electrical lines and equipment, heating, ventilation and air conditioning systems, boilers, and elevators, if any, are in good mechanical and operating condition.

         (m) Intellectual Property. The Seller owns or has the right to use pursuant to law, license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller in conjunction with the Business immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller or the directors, officers or employees with responsibility for Intellectual Property of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party. To the Knowledge of the Seller and the employees of the Seller with responsibility for Intellectual Property of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller that in any way relate to the Business. Except as set forth in Section 4(m) of the Disclosure Schedule, the Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses in conjunction with the Business. Section 4(m) of the Disclosure Schedule identifies each item of Intellectual Property used by the Seller in connection with its Business.

         (n) Tangible Assets. The Seller has delivered to the Buyer a list, attached as Section 4(n)(i) of the Disclosure Schedule, of all Equipment of the Seller included in the Acquired Assets (including Equipment that is the subject of Section 2(b)(xi) of this agreement), a list, attached as Section 4(n)(ii) of the Disclosure Schedule, of all

         Inventory of the Seller included in the Acquired Assets (including Inventory that is the subject of Section 2(b)(x) of this agreement), and a list, attached as Section 4(n)(iii) of the Disclosure Schedule, of all other tangible personal property of the Seller included in the Acquired Assets, in each case whether owned or leased. Each such list identifies all items by type, amount, and to the extent applicable, make and model; indicates leased items; and for all items (including vehicles) on which the manufacturer has inscribed a serial number, by serial number. All vehicles and items of Equipment and Inventory required to be inspected and licensed have passed all required inspections, bear current inspection stickers, and have all licenses and other approvals, stickers and certificates which evidence that such vehicles and Equipment are duly licensed. Inventory (including Inventory that is the subject of Section 2(b)(x) of this agreement) consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the November 27, 1999 Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. Subject to such reserve, no item of raw materials included in Inventory exceeds the quantity thereof utilized by the Seller in conjunction with the Business in the manufacture of goods in process and finished goods during the 12 month period preceding the Closing Date. All Equipment and other items of tangible personal property that are not Inventory are in good working order and condition, normal wear and tear excepted, and to the Knowledge of the Seller, are free from defects which would cause such Equipment or tangible personal property to fail. Each item of Equipment is substantially fit for the purposes for which it is utilized. With respect to those items listed in Sections 4(n)(i), (ii) or (iii) of the Disclosure Schedule as being leased, the leases covering such items are in full force and effect and free from default by the parties thereto.

         (o)  Contracts, Customers, Bank Accounts.

                  i) Section 4(o)(i) of the Disclosure Schedule lists and accurately describes the following agreements to which the Seller is party and which in any way affect or involve the
                  Business: insurance policies, employment agreements, leases with respect to which the Seller is a lessee, dealership, agency, franchise, license, sales or commission agreements, any agreements not in the Ordinary Course of Business, and agreements involving expenditures or Liability, actual or potential, in excess of $5,000, or otherwise material to the Business to which the Seller is a party or by which it or any of its property is bound. Copies of all forms of sales or lease agreements used by the Seller in the Business have been delivered to the Buyer prior to the Closing.

                  ii) Section 4(o)(ii) of the Disclosure Schedule lists the 20 customers of the Business who have incurred the largest charges with the Seller during calendar year 1999. Except as set forth in Section 4(o)(ii) of the Disclosure Schedule, after January 1, 1999 there have not been any losses or threatened losses of any such customers or material changes in the Seller's contractual relationships with any such customers. Within the 12 month period prior to the Closing, there has been no change in the contractual relationships between the Seller and its customers or suppliers, which individually or in the aggregate would have an adverse impact on the Business. To the Knowledge of the Seller, neither the Seller nor any of its officers, agents, or employees has engaged in transactions or relationships with customers or representatives of customers that breaches any business policies of such customers, including policies with respect to relationships with vendors, of which the Seller has Knowledge.

                  iii) The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(o)(i) of the Disclosure Schedule. All agreements required by the Seller to operate the Business are listed on Section 4(o)(i) of the Disclosure Schedule. With respect to each such agreement:

                           (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms, except for the substitution of the Buyer for the Seller, following the consummation of the transactions contemplated hereby;

                           (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

                           (D) no party has repudiated any provision of the agreement.

                  Without limiting the generality of the foregoing with respect to the Business, the Seller has never been in breach or default, and no event has ever occurred which with notice or lapse of time would constitute a breach or default, of or under any covenant not to compete or any agreement providing a right of first refusal to any Person, or any other agreement restricting the business activities of the Seller.

                  iv) No property or services leased or sold by the Seller or any predecessor to the Seller is subject to any warranty, guaranty or indemnity that is not included in the standard terms of sale or lease of the Seller. Section 4(o)(iv) of the Disclosure Schedule includes true and complete copies of all standard terms of sale or lease used by the Seller.

                  v) All Inventory or products of the Business sold or leased prior to the Closing, and all Business services provided by the Seller prior to the Closing conform in all material respects to contractual commitments, express or implied warranties, specifications, and quality standards established by the Seller and, to the extent the Seller has Knowledge thereof, any other manufacturers of the Inventory. Except as set forth on Section 4(o)(v) of the Disclosure Schedule, to the Knowledge of the Seller, the Seller has no liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability for damages on account of products sold or leased by the Seller other than for repair or replacement of such products under the terms of applicable warranties. No product manufactured, sold, leased, or delivered by the Seller in conjunction with the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. No property leased or sold to the Seller or any predecessor to the Seller in conjunction with the Business is subject to any written or oral agreement by the Seller to indemnify the lessor or seller thereof for product liability with respect thereto. The Seller is not party to any agreement to rent Inventory or Equipment to another party that gives to such party any right to purchase such Inventory.

         (p) Notes and Accounts Receivable. The Seller has delivered to the Buyer an accurate list and aging of the Seller's accounts and notes receivable included in the Acquired Assets, which list is attached hereto as Section 4(p) of the Disclosure Schedule. All such notes and accounts receivable are reflected properly on its books and records, and all such accounts receivable are valid accounts receivable, subject to no setoffs or counterclaims. To the Knowledge of the Seller, all of such accounts receivable are current and collectible, and all such notes and accounts receivable will be collected in accordance with their terms at their recorded amounts, subject to any reserve for doubtful accounts set forth on the face of the November 27, 1999 Balance Sheet.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller with respect to any matter that could in any manner affect the Business.

         (r) Insurance. The Seller has been covered during the past three years by the insurance policies listed on Section 4(o) of the Disclosure Schedule. No such policy was terminated for any reason prior to the normal expiration date thereof. Each such insurer has been properly and timely notified of all claims and other contingent liabilities involving the Seller, no reservation of rights letters have been received by the Seller from any such insurer, and each such insurer has assumed defense of each suit or proceeding of a nature covered by that policy of insurance issued by it. Section 4(r) of the Disclosure Schedule lists all claims submitted by the Seller to any insurer within the past three years. The insurance coverage maintained by the Seller is adequate in amount to fully cover all losses resulting from the claims identified in Section 4(r) of the Disclosure Schedule. Section 4(r) of the Disclosure Schedule lists as to each such insurance policy:
         (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, policyholder, and each covered insured; (iii) the policy number and period of coverage; (iv) the scope (including whether on a claims made or occurrence basis) and amount (including the amount and manner of calculation of deductibles and ceilings) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. Each such insurance policy is legal, valid, binding, enforceable, and in full force and effect, and will continue to be so on identical terms following the consummation of the transactions contemplated hereby, no party to the policy is in breach or default, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder, and no party to the policy has repudiated any provision thereof. The Seller has been covered since its incorporation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged.

         (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, in each case that in any way relates to the Business, the Acquired Assets or the Assumed Liabilities. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business, or of the Buyer after the Closing. None of the Seller, or any of the officers of the Seller has any reason to believe that any other action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller, including on account of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller, in each case that in any way would relate to the Business, the Acquired Assets or the Assumed Liabilities . Without limiting the generality of the foregoing, no action, suit, or proceeding is pending or, to Seller's Knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this agreement, (B) cause any of the transactions contemplated by this agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets, or (D) affect adversely the right of the Buyer to own its assets and to operate the Business, and no such injunction, judgment, order, decree, ruling, or charge is in effect. No products liability claim has been asserted against the Seller during the five years prior to the date of this agreement with respect to any product manufactured by the Business.

         (t) Employees. The Seller has delivered to the Buyer a list setting forth the names of all employees (by classification or type) of the Seller employed in the Business and their respective rates of compensation, including the portions thereof attributable to bonuses, and any other salary, bonus or other payment arrangement made with or promised to any of them. The Seller is not party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices, or other labor disputes. The Seller has not committed any unfair labor practice. The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller, or of any intention by any employee of the Seller hired by the Buyer on or after the Closing to discontinue his or her relationship with the Buyer after Closing.

         (u)  Employee Benefits.

                  i) Except as listed in Section 4(u) of the Disclosure Schedule, the Seller has not at any time maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to (A) any pension, profit sharing or other plan of deferred compensation (whether or not qualified under the Code), any medical plan, life insurance plan, short-term or long-term disability plan, severance plan, dental plan or other employee benefit plan or employee welfare benefit plan within the meaning of ERISA; (B) any personnel policy, excess benefit, bonus or incentive plan (including stock options, restricted stock, stock bonus, and deferred bonus plans), salary reduction agreements, change-of-control agreements, employment agreements or consulting agreements; or
                  (C) any other plan, policy, program, agreement, contract or custom, whether or not written or pursuant to a collective bargaining agreement, which provides for the welfare of any of the employees, former employees, or independent contractors of the Seller, beneficiaries thereof or other persons, and which could give rise to or result in Buyer or the Seller (whether directly or indirectly) having any debt, liability, claim or obligation of any kind or nature, (hereinafter all such plans, policies, arrangements, programs and agreements, whether or not set forth in Section 4(u) of the Disclosure Schedule, are called "Employee Benefit Plans"). Each Employee Benefit Plan of the Seller, including related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan, and all related summary plan descriptions, are described in Section 4(u) of the Disclosure Schedule, and true and correct copies thereof and of the most recent Form 5500 Annual Report therefor have been delivered to the Buyer.

                  ii) The Seller has never been required to contribute to any Multiemployer Plan as described in ss.3(37) of ERISA ("Multiemployer Plan") and has no Liability, including withdrawal Liability, under any Multiemployer Plan.

                  iii) The requirements of Section 4980B of the Code and of Part 6 of Subtitle B of Title I of ERISA ("COBRA") have been met with respect to each employee welfare benefit plan (as defined in ERISA) maintained by the Seller.

                  iv) The Seller does not maintain and, except as set forth in
                  Section 4(u) of the Disclosure Schedule, has never maintained any employee welfare benefit plan (as defined in ERISA) providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  v) All reports, returns, ruling requests and descriptions of any nature required with respect to each Employee Benefit Plan of the Seller, including ruling requests to obtain tax exemption for qualified Employee Benefit Plans, as amended from time to time, have been timely prepared and filed or delivered, as appropriate.

                  vi) Each Employee Benefit Plan of the Seller, and each related trust, insurance contract, or fund, complies and at all times has complied in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  vii) Except with respect to changes required by (A) the Uniformed Services Employment and Reemployment Rights Act of 1994, (B) the Pension Protection Act provisions of the General Agreement on Tariffs Act of 1994, (C) the Small Business Jobs Protections Act of 1996 and (D) the Taxpayer Relief Act of 1997, the Internal Revenue Service has affirmatively ruled with respect to the qualified plan status of all tax exempt qualified Employee Benefit Plans of the Seller.

                  viii) All contributions due have been made to each Employee Benefit Plan of the Seller which is an employee pension benefit plan, as defined in section 3(2) of ERISA. The market value of the assets under each such Employee Benefit Plan which is an employee pension benefit plan (as defined in ERISA), equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an employee pension benefit plan terminating on the date for determination.

                  ix) With respect to each Employee Benefit Plan that the Seller, and any Person which is treated as a single employer with the Seller for purposes of ss.414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan as described in ss.3(2) of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"). No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the

                           Knowledge of any of the Seller or the directors or officers or employees with responsibility for employee benefits matters of the Seller, threatened.

                           (B) There have been no Prohibited Transactions (as described in (S)406 of ERISA or (S)4975 of the Code) with respect to any such Employee Benefit Plan. No fiduciary as described in (S)3(21) of ERISA has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Seller, or the directors or officers or employees with responsibility for employee benefits matters of Seller, threatened. None of the Seller or the directors or officers or employees with responsibility for employee benefits matters of the Seller has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) The Seller has not incurred, and none of the Seller or the directors or officers or employees with responsibility for employee benefits matters of the Seller has any reason to expect that the Seller will incur, any Liability to the PBGC, other than PBGC premium payments, or otherwise under Title IV of ERISA, including any withdrawal liability as defined in ERISA (S)4201, or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (v)  [Reserved.]

         (w)  Environment, Health, and Safety.

                  i) The Seller is and has been in compliance with all applicable Environmental, Health, and Safety Laws.

                  ii) The Seller has never generated, handled, transported, caused the transportation of, treated, stored, used, transferred, or disposed of any Hazardous Substances (as hereinafter defined), except in accordance with all applicable Environmental, Health and Safety Laws, and no Hazardous Substances are present on, in or under any real property now or previously owned or leased by the Seller or any predecessor to the Seller or any asset now or previously owned or leased by the Seller. No other asset owned or leased by the Seller or a predecessor to the Seller contains (including containment by means of any underground storage tank) any Hazardous Substances. The Seller has not sent, transported, caused the transportation of or disposed of any waste materials that are not Hazardous Substances, at any site, location or facility (whether or not such site, location or facility is or was owned or leased by the Seller), except in compliance with all Environmental, Health, and Safety Laws.

                  iii) "Hazardous Substances" shall include (A) hazardous substances, hazardous wastes or hazardous materials, as those terms are defined by Environmental, Health, and Safety Laws;
                  (B) petroleum, including crude oil or any fraction thereof;
                  (C) any radioactive material, including any source, special nuclear, or by-product material as defined in 42 U.S.C.
                  Section 2011 et seq.; and (D) asbestos in any form or condition.

                  iv) The Seller has not received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action, relating to the presence or alleged presence of Hazardous Substances in, under or upon any real property or other asset now or previously owned or leased by the Seller, or any predecessor to the Seller, and there is no basis for any such notice or action. Further, there are no pending or threatened actions or proceedings against, or notices of potential actions or proceedings to, the Seller from any governmental agency or any other third party regarding any matter relating to any Environmental, Health, and Safety Laws, except as set forth in
                  Schedule 4(w)(iv) of the Disclosure Schedule.

                  v) The Seller has not been subject to, or received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative or judicial action, relating to the transportation or alleged transportation of Hazardous Substances or the disposition thereof.

                  vi) There are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which interfere with or prevent the continued compliance with any Environmental, Health, and Safety Laws by the Buyer in the operation of the Business or by the Seller.

                  vii) There are no underground storage tanks located under any land currently used or leased by the Seller.

                  viii) Section 4(w)(viii) of the Disclosure Schedule identifies
                  (A) all environmental audits, assessments or occupational health studies undertaken by the Seller, an agent of the Seller, any governmental agency, or any third party concerning the Seller or any of the real property described in Schedule 4(l)(ii) of the Disclosure Schedule within the last five years; (B) the results of any ground, water, soil, air, or asbestos monitoring undertaken by the Seller, an agent of the Seller, any governmental agency, or any third party concerning the Seller or any of such real property within the last ten years; (C) all written communications between the Seller and any governmental agency within the last five years arising under or related to Environmental, Health, and Safety Laws; and (D) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, concerning the Seller or any of such real property.

                  ix) Section 4(w)(ix) of the Disclosure Schedule contains a list of the assets of the Seller which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health, and Safety Laws). Section 4(w)(ix) of the Disclosure Schedule also identifies all actions taken by the Seller, directly or indirectly, or by any of the agents, employees, representatives, or contractors of the Seller with respect to asbestos or asbestos-containing materials, including but not limited to all documentation of the Seller concerning methods and manner of abatement, removal, containment, encapsulation, repair, maintenance, renovation, demolition, salvage, installation, storage, transportation, disposal, monitoring, spill/emergency clean-up, protective health and safety measures, and training of personnel, whether employees or independent contractors or otherwise.

                  x) Neither this agreement nor the consummation of the transactions that are the subject of this agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Laws.

         (x)  [Reserved.]

         (y) Disclosure. The representations and warranties contained in this
         Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading. The Seller has no Knowledge of any change or proposed change in any applicable law or governmental policy which materially and adversely affects or may affect the Business following the Closing.

5.       Additional Deliveries at Closing. The following shall be delivered or
         --------------------------------
         done at Closing immediately after the execution hereof:

         (a)  [Reserved.]

         (b) Covenant Not To Compete. The Seller shall deliver to the Buyer a Covenant Not to Compete in the form attached as Appendix 5(b), executed by all of the parties set forth thereon.

         (c) Seller's Interest in Buyer. The Buyer shall grant to the Seller, and by its execution of this agreement the Seller shall accept, a 10% Class C membership interest in the Buyer.

         (d) Third Party Consents. The Seller shall deliver to the Buyer all third party consents it has obtained prior to the Closing needed to permit the Buyer to operate the Business as contemplated by this agreement after the Closing, including consents to agreements included in the Acquired Assets that are not by their terms freely assignable to the Buyer.

         (e) Payoff Letters. The Seller shall deliver to the Buyer payoff letters from each Person to whom the Seller owes any Debt secured by a Security Interest in the Acquired Assets in substantially the form attached as Appendix 5(e).

         (f) Good Standing Certificates. The Seller shall deliver to the Buyer a certificate from the Massachusetts Secretary of State regarding the good corporate standing of the Seller in such state, and a certificates from each state in which the Seller conducts the Business and in which qualification to do business is required as to the due qualification of the Seller to do business in such state.

         (g) Clerk's Certificate. The Seller shall deliver to the Buyer a certificate from the Seller's Clerk in a form acceptable to the Buyer concerning the adoption of votes authorizing the transactions contemplated by this agreement and the incumbency of those officers of the Seller authorized to act pursuant to such votes as of the Closing.

         (h) Lease. The Buyer shall have entered into a sublease for the real property at Industrial Drive East in South Deerfield, Massachusetts, described on Section 4(l)(ii) of the Disclosure Schedule, in form reasonably acceptable to the Buyer, and shall have entered into a new lease for the real property at 6 North Street, South Deerfield, Massachusetts, described on Section 4(l)(ii) of the Disclosure Schedule, in form reasonably acceptable to the Buyer.

         (i)  [Reserved.]

         (j)  [Reserved.]

         (k) Agreement of Members of Buyer Concerning Board Representation and Dilution. The members of the Buyer as of the Closing shall have delivered to the Seller their agreement to comply with the provisions of Section 6(g) below and to cause the Buyer to perform its obligations under Section 6(h) below.

         (l) Stock Options of Carryover Employees. The Seller shall use its best efforts, within the limits of what is permitted by law, to preserve the stock options for stock of the Seller held by employees of the Seller who become employees of the Buyer as of the Closing.

         (m) Estoppel Agreement and Nondisturbance Agreement. The Buyer shall have received from the landlord of the 6 North Street, South Deerfield, Massachusetts property leased by the Seller an estoppel agreement, consent to assignment, lease modification agreement, and mortgagee nondisturbance agreement, all on such terms as the Buyer reasonably deems acceptable.

         (n) Noncompetition Agreement from Buyer. The Buyer shall have entered into an agreement not to compete with the Seller in the form set forth in Appendix 5(n).

6.  Post-Closing Covenants.  With respect to the period following the Closing:
    ----------------------

         (a) Cooperation; Retention of Data. The Seller shall use its best efforts to assist the Buyer in obtaining any governmental permits or licenses and third party consents to the assignment to the Buyer of such permits or licenses as may be required by the Buyer to own and operate the Business on and after the Closing and which may not be transferrable or might terminate with consummation of the transactions contemplated by this agreement, which new governmental permits and licenses shall be substantially similar in scope to those heretofore issued to or used by the Seller. The Seller and the Buyer shall also each use its best efforts to obtain all third party consents not obtained prior to the Closing that are necessary to permit to the Buyer to operate the Business as contemplated by this agreement after the Closing, including consents to all agreements included in the Acquired Assets that are not by their terms freely assignable to the Buyer. If during the first 90 days following the Closing any material customer or supplier of the Seller ceases or threatens to cease to do business with the Buyer, and if the Buyer so requests, such Seller's employee as the Buyer may request shall meet with such customer or supplier, either alone or with a representative of the Buyer, at reasonably convenient times as suggested by the Buyer, in an attempt to cause such customer or supplier to remain a customer or supplier, as the case may be, of the Buyer. If, after the Closing any other action is necessary or desirable to carry out the purposes of this agreement, each of the Parties shall take such further action, including the execution and delivery of such further instruments and documents, as any other Party reasonably may request for such purpose. From and after the Closing, the Buyer will be entitled to possession of all documents, books and records (excluding minute books, stock transfer records, and Tax records), agreements, and financial data of any sort relating to the Acquired Assets or the Assumed Liabilities, provided, that the Seller may retain a copy thereof. The Buyer and the Seller shall each provide to the other at its request from time to time reasonable access to or copies of such books and records in order for the Seller and the Buyer to comply with Tax reporting duties. If, after the Closing, the Buyer believes that the Seller has not transferred an asset that should have been included in the Acquired Assets, executives with decision making authority from the Buyer and the Seller shall negotiate in good faith to determine whether that asset should have been included in the Acquired Assets, and if such asset is determined to have been includible in the Acquired Assets, the Seller shall transfer and convey that asset to the Buyer. The Seller shall retain, for seven years after Closing, and make available to the Buyer upon its request from time to time, all records and other data generated, maintained or used in the Business, including such records and other data that any law or contract with any governmental agency requires to be maintained or as may be necessary or appropriate to respond to any audit by any governmental agency from time to time.

         (b) Litigation Cooperation. If and for so long as a Party is actively contesting or defending any matter in connection with (i) any transaction contemplated under this agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the

         Closing involving the Seller, the other Party shall cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, unless the contesting or defending Party would at any time have been entitled to indemnification therefor under this agreement.

         (c) Transition. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller shall refer to the Buyer all customer inquiries relating to the Business.

         (d) Confidentiality. The Seller shall keep confidential, and shall cause its employees, agents and contractors to keep confidential, and shall not use, any of the Confidential Information except in connection with this agreement, except as required by law, or except to the extent that such Confidential Information becomes publicly available through no fault of the Seller or any shareholder, director, employee, agent or contractor of the Seller.

         (e) Allocation of Acquisition Price. The Buyer and the Seller shall allocate the Purchase Price and other relevant items among the Acquired Assets and the Covenant Not to Compete for all purposes, including Tax and financial accounting, as shown on Schedule 6(e) attached hereto. The Buyer and the Seller shall file all Tax Returns, including amended returns and claims for refund, and information reports in a manner consistent with such allocation.

         (f) Qualified Plans of Seller. The Seller shall retain sponsorship of all of Seller's Employee Pension Benefit Plans as described in ss.3(2) of ERISA ("Employee Benefit Pension Plans") on and after the Closing Date. The Buyer shall not assume sponsorship or otherwise be obligated to administer, operate or contribute to any Employee Pension Benefit Plan of the Seller on or after the Closing Date. The Seller shall be responsible for all costs, expenses and liabilities incurred in connection with the Seller's Employee Pension Benefit Plans, whether incurred before or after the Closing Date. The Seller shall take such actions as may be necessary, including adoption of any necessary plan amendments, to (i) distribute, within a reasonable period of time following the Closing Date, the account balances in the Seller's Employee Pension Benefit Plans of the participants who become employees of the Buyer or any Buyer Affiliate ("Affected Participants"); (ii) except to the extent inconsistent with the plans, allow the Affected Participants to continue repay their plan loans pending the distribution of their account balances under such plans, and (iii) allow the Affected Participants who become eligible to participate in any Employee Pension Benefit Plan of the Buyer to elect to roll over their outstanding plan loans directly to an Employee Pension Benefit Plan of the Buyer, to the extent that the same may be accomplished pursuant to the terms of an Employee

         Pension Benefit Plan of the Buyer. The Seller shall cooperate, and cause the trustee of each of the an Employee Pension Benefit Plan of the Seller to cooperate, with the Buyer and its agents and qualified plan consultants in taking such actions as shall assure a smooth transition and transfer into an Employee Pension Benefit Plan of the Buyer of the accrued benefits of the Seller's employees who become employees of the Buyer or any Buyer Affiliate.

         (g) Board Representation. For a period of three years following the Closing or until the Seller no longer owns any equity interest in the Buyer, whichever first occurs, the Seller may designate one person to serve on the management advisory board of the Buyer. The Buyer shall cause such board to meet at least quarter annually, and at such meetings the financial and business condition of the Buyer and the business and financial projections of the Buyer shall be discussed.

         (h) Dilution. If compensation of any employee or manager of the Buyer would reduce the percentage interest of the Seller in the equity of the Buyer, the Buyer's members shall cause Buyer to issue a sufficient additional equity interest in the Buyer to the Seller to eliminate such dilution.

         (i) Warranty Work on account of Assumed Agreements. For one year following the Closing, the Buyer shall perform warranty work with respect to products of the Business sold prior to the Closing by the Seller, provided that at such time as the total cost of such warranty work exceeds 5% of the sales price of all products of the Business sold during calendar year 1999, the Seller shall thereafter pay to the Buyer Buyer's customary rates for each hour of services, and for the total cost of the parts, required to perform warranty work on such products sold prior to the Closing. With respect to any work performed by the Buyer pursuant to this Section 6(i), the Buyer's sole remedy shall be payment by the Seller as provided in this paragraph, and the Buyer shall not be entitled to indemnification for breach, if any, of the Seller's representations in Section 4(o) hereof with respect thereto.

         (j) Solicitation of Employees. For 18 months following the Closing, neither the Seller nor the Buyer shall solicit or encourage any person to leave the employ of the Seller.

         (k) Access to Computer Systems. The Seller shall, for a period of 120 days after Closing, provide the Buyer with access to all computer files, software and other systems of the Seller on the Growth Power machine and used in the operation of the Business including, without limitation, accounts receivable, accounts payable and work in process and inventory control systems, so that all records and other data on the Growth Power machine used in the operation of the Business may be maintained, accessed and otherwise used by the Buyer after Closing in the same manner and with the same response times as were available to the Seller prior to Closing. The Seller shall provide the Buyer such consulting services as the Buyer may request from an individual designated by the Seller who is knowledgeable of the Seller's computer systems, to assist the Buyer in the use of the Seller's computer systems and in a transition to a separate computer system for use in the Buyer's business.

         (l) Etching and Plating Services. For a period of 120 days after the Closing, the Seller shall provide the Buyer at no cost with such etching and plating services from the Seller's machine shop as the Buyer may require for use in the operation of the Business.

7.       Remedies for Breaches of This Agreement.
         ---------------------------------------

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this agreement, and any covenant or other provision herein whose context so permits, shall survive the Closing hereunder, even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect forever thereafter except to the extent limited by applicable statutes of limitation, or except as provided in Section 7(b).

         (b)  Indemnification Provisions.

                  i) If the Seller breaches, or if any third party alleges facts that if true would mean the Seller has breached any of its representations, warranties, and covenants contained herein or in any Other Agreement, then the Seller shall indemnify and hold harmless the Buyer and the Buyer Affiliates and their respective directors, officers, stockholders, members, managers, affiliates, employees, agents, successors and assigns (collectively "Buyer Indemnitees") from and against the entirety of any Adverse Consequences any Buyer Indemnitee may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by, the breach or the alleged breach, only if any Buyer Indemnitee has (A) notified the Seller of a claim with respect thereto or (B) commenced litigation with respect thereto against the Seller within three years after the Closing; provided, however, that a claim for breach of the representations and warranties set forth in Sections 4(a),
                  (b), (e) and (u) of this agreement may be asserted or litigation with respect thereto commenced against the Seller until not later than six months after the expiration of the applicable statutes of limitation with respect thereto. Notwithstanding the foregoing, if the Seller is in breach of any representation, warranty, or covenant as a result of the fraud or intentional act or omission of the Seller, the Seller shall indemnify the Buyer Indemnitees with respect thereto, and a claim with respect thereto may be asserted or litigation with respect thereto commenced against the Seller without limitation as to time. With respect to any matter for which a limit is imposed pursuant to this Section 7(b)(i) on the time within which a claim may be asserted and litigation commenced, the obligation to indemnify shall survive until such claim or such litigation is finally resolved, including, in the case of any claim, by litigation.

                  ii) The Seller shall indemnify and hold harmless each Buyer Indemnitee from and against the entirety of any Adverse Consequences such Buyer Indemnitee may suffer resulting from
                  (A) any litigation against the Seller or any Buyer Indemnitee from any act or omission of the Seller that occurred or is alleged to have occurred prior to the Closing, or any circumstance that existed or is alleged to have existed at or prior to the Closing, including the litigation identified in
                  Section 4(s) of the Disclosure Schedule, and any other matter disclosed in Section 4(s) of the Disclosure Schedule, but only if any Buyer Indemnitee has (i) notified the Seller of a claim with respect thereto or (ii) commenced litigation with respect thereto against the Seller within three years after the Closing; provided that in any event such obligation to indemnify shall survive until such claim or such litigation is finally resolved, including, in the case of any claim, by litigation, and that notwithstanding the foregoing such obligation to indemnify shall survive without limitation as to time as to matters disclosed in Section 4(s) of the Disclosure Schedule.

                  iii) The Seller shall indemnify and hold harmless the Buyer Indemnitees from and against the entire amount of any Taxes, of any type, including, without limitation, income, excise, franchise, gains, transfer and sales and use taxes, and any interest or penalties with respect thereto, owed by the Seller or any shareholder of the Seller under federal, state, county or local laws for any period prior to Closing or that arise as a result of the sale or other transactions described in this agreement, (hereinafter referred to as "Tax Amounts"). Notwithstanding any other provision of this agreement, such obligation to indemnify pursuant to this Section 7(b)(iii) shall survive for six months after the last date on which any Tax Amount may be assessed by any taxing authority if any Buyer Indemnitee within such period has (A) notified the Seller of a claim with respect thereto or (B) commenced litigation with respect thereto, and in any event until such claim or such litigation is finally resolved, including, in the case of any claim, by litigation.

                  iv) The Seller shall indemnify and hold harmless the Buyer Indemnitees from and against any Environmental Site Loss. Notwithstanding any other provision of this agreement, such obligation to indemnify pursuant to this Section 7(b)(iv) shall survive without limitation as to time.

                  v) The Seller shall indemnify and hold harmless each Buyer Indemnitee from and against the entirety of any Adverse Consequences any Buyer Indemnitee may suffer as a result of or arising from any claim by any broker or finder for commissions or other amounts on account of any of the transactions described in this agreement, which is attributable to any act or omission of the Seller or any Seller Affiliate, but only if any Buyer Indemnitee has (A) notified the Seller of a claim by any such broker or finder or (B) commenced litigation with respect thereto against the Seller within three years after the Closing, provided that in any event such obligation to indemnify shall survive until such claim or such litigation is finally resolved, including, in the case of any claim, by litigation.

                  vi) The Seller shall indemnify and hold harmless the Buyer Indemnitees from and against the entirety of any Adverse Consequences any Buyer Indemnitee may suffer resulting from
                  (A) any failure prior to the Closing by the Seller or any Seller Affiliate to comply with any Environmental, Health, and Safety Law, or (B) any Hazardous Substance present on or prior to the Closing Date on, in, or under any real property or any other property owned, leased, or used at any time by the Seller or any Seller Affiliate. Notwithstanding any other provision of this agreement, such obligation to indemnify pursuant to this Section 7(b)(vi) shall survive without limitation as to time. The Seller shall have the burden of proving that any Hazardous Substance was not so present on or prior to the Closing Date.

                  vii) If the Buyer breaches, or if any third party alleges facts that if true would mean the Buyer has breached any of its representations, warranties, and covenants contained herein or in any Other Agreement, then the Buyer shall indemnify and hold harmless the Seller and its directors, officers, stockholders, affiliates, employees, agents, successors and assigns (collectively "Seller Indemnitees") from and against the entirety of any Adverse Consequences any Seller Indemnitee may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by, the breach or the alleged breach, only if any Seller Indemnitee has (A) notified the Buyer of a claim with respect thereto or (B) commenced litigation with respect thereto against the Buyer within three years after the Closing.

                  viii) The Buyer shall indemnify and hold harmless the Seller Indemnitees from or against any Adverse Consequences any Seller Indemnitee may suffer arising out of the operation, ownership or use of the Business or the Acquired Assets by the Buyer after the Closing, except Liabilities that existed prior to the Closing and that were not assumed by the Buyer pursuant to this agreement, and except as arise as a result of any breach by the Seller of any of its representations, warranties or covenants hereunder.

         (c)  Matters Involving Third Parties.

                  i) If any third party shall notify any indemnitee (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent, the Indemnifying Party thereby is prejudiced.

                  ii) An Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing, within 15 days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or stipulation of dismissal or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

                  iv) If any of the conditions in Section 7(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 7.

                  v) Notwithstanding the foregoing, if with respect to any Third Party Claim involving only the payment of money, either a firm written offer is made to settle by all Persons asserting such claim or the Indemnifying Party and all Persons asserting such Third Party Claim agree on a settlement of such claim involving only the payment of money, and the Indemnified Party refuses to accept such settlement, then the Indemnifying Party shall be excused from, and the Indemnified Party shall be responsible for, all further defense of such Third Party Claim, and the maximum liability of the Indemnifying Party on account of such Third Party Claim shall be the amount of the proposed settlement plus the costs and expenses incurred with respect to such Third Party Claim through the date of such refusal.

         (d) Right of Set-Off. The Buyer may recoup or withhold all or any part of any Adverse Consequences it may suffer or that it reasonably believes it is likely to suffer on account of any breach by the Seller of any of its warranties, representations or covenants contained in the agreement, any Tax Amounts any Buyer Indemnitee may pay or be required to pay, or any other amounts that may be due the Buyer or any Buyer Affiliate pursuant to this agreement or any Other Agreement from any amount that the Buyer or any Buyer Affiliate may owe the Seller from time to time.

         (e) Limitations on Claims by Buyer Indemnitees. Notwithstanding any other provision of this agreement or any Other Agreement, in no event shall the aggregate liability of the Seller to the Buyer and the Buyer Indemnitees collectively exceed the amount of the Purchase Price as adjusted pursuant to this agreement, whether such liability arises at law or in equity, as a result of claims for indemnification, breach of contract, tort or otherwise, or on any other basis. The Seller may deduct $50,000 from the Seller's total indemnification obligations under this agreement; provided, that such deduction shall not apply to
         (i) breach of any of the representations and warranties set forth in Sections 4(a), (b), (e), (r) or (u) or matters disclosed or that should have been disclosed on Section 4(s) of the Disclosure Schedule; (ii) Tax Amounts; (iii) fraud or any intentional misrepresentation or breach by the Seller; (iv) any indemnification pursuant to Sections 7(b)(ii), 7(b)(iii) or 7(b)(v) or (v) any adjustment to the Purchase Price.

         (f) Breach of Multiple Representations, Warranties or Covenants. Neither the Buyer Indemnitees as a group nor the Seller Indemnitees as a group shall be entitled with respect to any Adverse Consequences they may suffer to recover more than once from the Indemnifying Party even though such Adverse Consequences may have resulted from the breach or inaccuracy of more than one representation, warranty or covenant.

         (g) Other Remedies. The foregoing indemnification remedies set forth in this Section 7 shall not derogate from any remedy in equity any Buyer Indemnitee or any Seller Indemnitee may have for breach of any representation, warranty, or covenant. However, the sole remedy of the Buyer Indemnitees for breach of the representations, warranties and covenants set forth in Section 4 of this agreement shall be indemnification pursuant to this Section 7.

8.  Miscellaneous.
    -------------

         (a)  [Reserved.]

         (b) Confidentiality of Documents. Neither the Seller or the Buyer shall disclose this agreement or any other documents executed in connection with the Closing except as required by law or to employees, directors, advisors, attorneys, and accountants as appropriate to perform their services and responsibilities for the Seller or the Buyer, as the case may be.

         (c) No Third-Party Beneficiaries. Except as specifically set forth in this agreement, this agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This agreement, including the documents referred to herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Seller may not assign either this agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Buyer. The Buyer may assign any or all of its rights and interests hereunder to one or more Buyer Affiliates, including by merger or consolidation, provided that the Buyer shall remain liable under this agreement following any such assignment. No assignment by any Party shall relieve such Party of its obligations and responsibilities under this agreement.

         (f) Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement.

         (g) Headings. The section headings contained in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and will be deemed duly given 48 hours after being sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                      Copy to:

         Telaxis Communications Corporation     Telaxis Communications Corporation
         20 Industrial Drive East               20 Industrial Drive East
         P.O. Box 109                           P.O. Box 109
         South Deerfield, MA 01373-0109         South Deerfield, MA 01373-0109
         Attention: President                   Attention:  David L. Renauld, Esq.

         If to the Buyer:                       Copy to:

         MMW Acquisition, LLC                   Ronald P. Weiss, Esq.
         6 North Street                         Bulkley, Richardson and Gelinas, LLP
         South Deerfield, MA 01373              Suite 2700
                                                1500 Main Street
                                                Springfield, MA 01115

         Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Amendments and Waivers. No amendment of any provision of this agreement shall be valid unless it is in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear his or its own costs and expenses, including legal fees and expenses, incurred in connection with this agreement and the transactions contemplated hereby.

         (l) Governing Law and Construction. This agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law principle, provision or rule, whether of the Commonwealth of Massachusetts or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. The Parties have participated jointly in the negotiation and drafting of this agreement. In the event an ambiguity or question of intent or interpretation arises, this agreement shall be construed as if drafted jointly by the

         Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         (m) Incorporation of Appendices, Exhibits and Schedules. The Appendices, Exhibits and Schedules identified in this agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically this agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Party and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) Submission to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this agreement may be brought against either of the Parties in the courts of the Commonwealth of Massachusetts, or in the United States District Court for the District of Massachusetts if it has or can acquire jurisdiction, and each of the Parties consents to the jurisdiction of such courts and of the appropriate appellate courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Nothing in this Section 8(p) shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         (p) Resolution of Disputes. If a dispute arises following the Closing between the Parties relating to this agreement or any of the Other Agreements or the transactions contemplated hereby, the Parties, prior to pursuing any legal shall negotiate in good faith in an attempt to resolve the dispute, including at least one meeting in person between individuals representing each Party who have decision making authority with respect to the matter in dispute, provided, however, that the Parties need not engage in such negotiation prior to pursuing any equitable remedy.

         (q) Notwithstanding any other provision of this agreement, any amounts due to the Buyer or any Buyer Indemnitee pursuant to Section 7 shall be payable by the Seller as follows:

                   (i) as to all such amounts due pursuant to Section 7 prior to the first anniversary of the Closing (A) the first $1,000,000 shall be payable in cash, and (B) the balance shall be payable first by reduction of the outstanding amount due under the Note until there is no amount outstanding under the Note, and then in cash; and

                  (ii) as to all such amounts due pursuant to Section 7 on or after the first anniversary of the Closing (A) 50% shall be payable in cash, and (B) 50% shall be payable first by reduction of the outstanding amount due under the Note until there is no amount outstanding under the Note, and then in cash.

         (r) Notwithstanding any other provision of this agreement, any adjustments to the Purchase Price, except on account of the Zoning Hold-back, (i) if on account of increases to the Purchase Price, shall be payable by the Buyer (x) 50% in cash, and (y) 50% by increasing the outstanding amount due under the Note, and (ii) if on account of a reduction in the Purchase Price, shall be payable by the Seller (x) 50% in cash and (y) 50% first by decreasing the amount payable under the Note until there is no amount outstanding under the Note, and then in cash.




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                                       41

Witnessed By:                              Buyer:

MMW ACQUISITION, LLC


/s/ Edwin M. Felske                        By  /s/ William T. Hanley
-------------------------                      ------------------------------
                                               William T. Hanley, Manager

Seller:

                                           TELAXIS COMMUNICATIONS CORPORATION


/s/ David Parke                             By  /s/ David L. Renauld
-------------------------                       -----------------------------
                                                David L. Renauld, Vice President